U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 18, 2012

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Commission File No. 000-20675
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MyScreen Mobile, Inc.

(Name of small business issuer as specified in its charter)

Delaware	23-2932617
State of Incorporation	IRS Employer Identification No.

317-3044 Bloor Street West, Etobicoke, Ontario Canada  M8X 2Y8

(Address of principal executive offices)

70 Yorkville Ave, Suite 300, Toronto, Ontario, Canada M5R1B9

(Former name or former address, if changed since last report.)

 (416) 315-1156

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2012, twenty days following the mailing of the Information Statement Schedule 14C to the shareholders of MyScreen Mobile, Inc. (the “Corporation”), Shane Carroll became the sole member of the Board of Directors.  Terrence Rodrigues, and Raghu Kilambi had previously resigned their positions as member of the Board of Directors and James Bailey resigned his position as member of the Board of Directors and as Chief Financial Officer.

Effective May 21, 2012, Shane Carroll was appointed as the Chief Executive Officer, replacing Michael O’Connor, the prior Chief Executive Officer.  In addition, Mr. Carroll was appointed Chief Financial Officer. Mr. Carroll’s biography, arising from his appointment to the Board of Directors in July, 2009, was published on the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on October 29, 2009.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Effective May 18, 2012, twenty days following the mailing of the Information Statement Schedule 14C (reporting the action by written consent of the holders of a majority of the votes of the Corporation’s outstanding voting securities to the shareholders of MyScreen Mobile, Inc.), Shane Carroll became the sole member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: May 23, 2012	MyScreen Mobile, Inc. By: /s/ Shane Carroll
Shane Carroll
Chief Executive Officer